EXHIBIT 11
                                TSI Incorporated
                        Computation of Per Share Earnings


                                                 Three Months Ended June 30
                                                ---------------------------
                                                    1998            1997
                                                -----------     -----------

BASIC
Weighted average common
 shares outstanding                              11,411,966      11,494,354
                                                -----------     -----------
Net Earnings                                    $ 1,121,950     $ 1,482,254
                                                -----------     -----------
Basic earnings per common share                 $       .10     $       .13
                                                ===========     ===========

DILUTED

Weighted average common
 shares outstanding                              11,411,966      11,494,354
                                                -----------     -----------

Dilutive effect of employee stock options
 and purchase awards--based on the treasury
 stock method                                       181,695         313,600
                                                -----------     -----------

Weighted average common shares
 outstanding and dilutive shares                 11,593,661      11,807,954
                                                -----------     -----------

Net Earnings                                    $ 1,121,950     $ 1,482,254
                                                -----------     -----------

Diluted earnings per common share               $       .10     $       .13
                                                ===========     ===========

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